Exhibit 99.1

Conn’s, Inc. Reports on the Initial Impact of Hurricane Gustav

BEAUMONT, Texas--(BUSINESS WIRE)--Conn’s, Inc. (NASDAQ/NM: CONN), a specialty retailer of home appliances, consumer electronics, computers, lawn and garden products, furniture and mattresses, today reported on the initial impact of Hurricane Gustav.

In advance of the landfall of the hurricane, the Company closed its six stores in Louisiana and four stores in Southeast Texas, as well as its service and distribution operations in those markets, early on Saturday, August 30th, and expects to reopen most, if not all, of these locations today. Any of the affected operations not reopened today will be reopened as soon as conditions are safe for a return. Additionally, the Company successfully relocated its corporate headquarters’ personnel, including credit granting and collections, to its Houston and Dallas, Texas, business continuity sites. There has not been any impact on the Company’s other store, service or distribution operations, including the San Antonio, Texas, collection center, as a result of the hurricane or the Company’s relocation of its corporate offices. Despite the closure of the stores, preliminarily the Company estimates that total product and service maintenance agreement sales increased by a low double-digit percentage and same store sales were slightly positive for the month of August; these amounts are under review and subject to change. Though the Company does not typically report monthly sales information, it is releasing the August information on a one-time basis due to the extraordinary nature of the events connected with Hurricane Gustav.

About Conn’s, Inc.

The Company is a specialty retailer currently operating 73 retail locations in Texas, Louisiana and Oklahoma: 23 stores in the Houston area, 18 in the Dallas/Fort Worth Metroplex, 10 in San Antonio, five in Austin, five in Southeast Texas, one in Corpus Christi, four in South Texas, six in Louisiana and one in Oklahoma City. It sells home appliances, including refrigerators, freezers, washers, dryers, dishwashers and ranges, and a variety of consumer electronics, including LCD, plasma and DLP televisions, camcorders, digital cameras, computers and computer accessories, DVD players, video game equipment, portable audio, MP3 players, GPS devices and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.

Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. In the last three years, the Company has financed, on average, approximately 59% of its retail sales. Customer receivables are financed substantially through an asset based loan facility and an asset-backed securitization facility, from which the Company derives interest income and servicing fees. Under the securitization facility, the Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity (QSPE) in exchange for cash and subordinated securities. The QSPE funds its purchases of the receivables through the issuance of medium-term and variable funding notes issued to third parties and secured by the receivables, and subordinated securities issued to the Company. In August 2008, the Company entered into an asset based loan agreement to provide financing for a portion of its receivables. Receivables financed by this facility and amounts borrowed under the facility will be carried on the Company’s balance sheet.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update, relocate or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update, relocation or expansion of existing stores; the Company's ability to introduce additional product categories; the Company's cash flow from operations, borrowings from its revolving lines of credit and proceeds from securitizations to fund operations, debt repayment and expansion; the ability of the Company and the QSPE to obtain additional funding for the purpose of funding the receivables generated by the Company, including limitations on the ability of the QSPE to obtain financing through its commercial paper-based funding sources and its ability to maintain the current credit ratings of its securities; the cost of any renewed or replacement credit facilities; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; delinquency and loss trends in the receivables portfolio; changes in the assumptions used in the calculation of the fair value of its interests in securitized assets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on March 27, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN-G

CONTACT:
Conn’s, Inc., Beaumont
Thomas J. Frank, (409) 832-1696 Ext. 3218
Chairman and CEO